UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 18, 2020, Superior Industries International, Inc. (the “Company”) appointed Michael Dorah as its Senior Vice President and North America President, effective January 11, 2021.

Mr. Dorah, 55, was previously the Senior Vice President, Manufacturing Systems of Delphi Technologies, Plc. (NYSE;DLPH), a global commercial vehicle parts supplier, from 2019 to 2020. Prior to that, he served as Vice President of Operations of Chassix, Inc, a global supplier of precision casting and machining solutions for the automotive industry from 2016-2019. Mr. Dorah also served as Chassix’s General Manager, Chassix, Brazil from 2012 to 2016. Prior to that, Mr. Dorah was the Vice President and General Manager, Brazil for Acument Global Technologies, Inc., a global manufacturer of screws, bolts, nuts and cold formed components for the automotive, industrial and aerospace industries from 2008 to 2010. He also served from 2008 to 2010 as Acument’s Vice President – Operations. Prior to that, Mr. Dorah held various positions with American Axle & Manufacturing, Inc. (NYSE;AXL), a global Tier 1 supplier to the automotive industry, from 1996 to 2008 culminating in his position of Director, Purchasing and Global Supply Based Management from 2004 to 2008. Mr. Dorah holds a Bachelor of Science degree in Materials Engineering from Stevens Institute of Technology and a Master of Business Administration degree and Master of Science degree in Materials Engineering from the Massachusetts Institute of Technology.

There are no family relationships between Mr. Dorah and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Dorah has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Dorah will receive an annual base salary of $400,000.00. Mr. Dorah may receive annual bonuses based on attainment of performance goals, determined by the Company’s independent Compensation and Benefits Committee (‘the “Committee”), in the amount of 55% of annual base salary. Mr. Dorah will also be eligible to participate in the Company’s 2018 Equity Incentive Plan, as administered by the Committee, upon approval of the Committee and the Board of Directors, and receive awards up to 110% of his base salary. Mr. Dorah is entitled to participate in all benefit plans generally made available to executive officers of the Company. A copy of the Offer Letter of Employment, dated December 15, 2020 (the “Offer Letter”), is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01	Other Events.

On December 18, 2020, the Company announced the appointment of Mr. Dorah as Senior Vice President and North America President. A copy of the press release announcing the appointment of Mr. Dorah is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Offer Letter of Employment, dated December 15, 2020 between Superior Industries International, Inc. and Michael Dorah.

99.1	Press Release dated December 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: December 18, 2020	/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel & Corporate Secretary